Exhibit 23.1

[LETTERHEAD OF EIDE BAILLY LLP]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of ARC Group, Inc., Registration No. 333-176383, of our report dated March 30, 2018, relating to the ARC Group, Inc.’s consolidated financial statements appearing in Form 10-K for the year ended December 31, 2017.

/s/ Eide Bailly LLP

Denver, Colorado
March 30, 2018